FOR IMMEDIATE RELEASE

Contact:

The Investor Relations Group	Media Relations:
James Carbonara, 212-825-3210	Enrique Briz, 212-825-3210

Intellicheck Mobilisa Announces 3rd Quarter Financial Results

Conference Call Scheduled for Today Tuesday, November 9, at 10:30 a.m. ET following the Annual Shareholders Meeting

Port Townsend, WA – November 9, 2010: Intellicheck Mobilisa (NYSE Amex: IDN) has released its financial results for the third quarter and nine months ended September 30, 2010.

Revenues for quarter ended September 30, 2010, decreased 5% to $3,567,000 compared to $3,755,000 for the same period of the previous year. The decrease in revenues in the third quarter of 2010 is primarily a result of a decrease in Wireless R&D revenues.  Adjusted EBITDA for the third quarter of 2010 was negative $74,000 compared to positive $518,000 in the third quarter of 2009. There was a net loss was $509,000 or $(0.02) per diluted share for the three months ended September 30, 2010, as compared to net income of $110,000 or $0.00 per diluted share for the three months ended September 30, 2009.  The Company’s backlog, which represents non-cancelable sales orders for products not yet shipped and services to be performed, was approximately $4.8 million at September 30, 2010, compared to $3.9 million at September 30, 2009, on a restated basis.  Previously, the Company recorded in backlog certain Wireless R&D contracts when the award was announced and included in the congressional budget with the Company named as the requestor.  Congress announced that earmarks awarded to public companies are now subject to competition, even when the government had previously determined that a sole-source justification was the best option.  As a result, we have removed $3.3 million from the previously reported 2009 backlog.

For the nine month period ended September 30, 2010, revenues were $9,245,000, compared to revenues of $9,838,000 reported in the same period of the prior year.  Adjusted EBITDA for the first nine months of 2010 was negative $685,000 compared to positive $1,174,000 in the first nine months of 2009.  Intellicheck Mobilisa had a net loss of $1,931,000, or $(0.07) per share in the first nine months of 2010, compared to a net income of $48,000, or $0.00 per share, in the same period of 2009.

“Intellicheck Mobilisa’s revenue for the quarter ended September 30, 2010, was the third best in company history,” said Dr. Nelson Ludlow, CEO of Intellicheck Mobilisa.  “Our sales pipeline is the strongest it has ever been with a healthy backlog. We have hired exceptionally talented senior managers, and we signed more contracts in third quarter 2010 than in third quarter 2009. We are well-positioned to expand our business in the coming months”

Conference Call and WebEx Information

After the Annual Shareholders meeting, IDN will host a conference call for members of the investment community beginning today at 10:30 a.m. Eastern / 7:30 a.m. Pacific Time. Interested parties dial (877) 407-8037 approximately ten minutes before the scheduled beginning. For callers outside the U.S., please dial (201) 689-8037.  Those interested in simultaneously viewing the slides may also go to: http://incommsolutions.webex.com and enter Meetings Number: 749 262 921.

For those unable to participate in the live conference, a recording will be available for forty-eight hours after the call. The rebroadcast can be accessed by dialing 877-660-6853 and 201-612-7415 for international callers. The account access code is 327 and replay ID is 357399.  After the forty-eight hour window, please visit the investor relations portion of the company website at www.icmobil.com for rebroadcast and presentation slides.

About Intellicheck Mobilisa
Intellicheck Mobilisa is a leading technology company, developing and marketing wireless technology and identity systems for various applications including: mobile and handheld wireless devices for the government, military and commercial sectors. Products include the Defense ID system, an advanced ID card access control product currently protecting over 80 military and federal locations, and ID-Check, patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issue IDs from U.S. and Canadian jurisdictions for the financial, hospitality and retail sectors.

For more news and information on Intellicheck Mobilisa, Inc., please visit www.IRGnews.com/coi/IDN where you can find the CEO’s video, a fact sheet on the company, investor presentations, and more or visit our website at www.icmobil.com.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company’s management identify forward-looking statements. Actual results may differ materially from the information presented here. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the company’s filings with the SEC. We do not assume any obligation to update the forward-looking information.

Adjusted EBITDA

Intellicheck Mobilisa uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense.  Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP.  Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Intellicheck Mobilisa financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies. In addition, adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

Intellicheck Mobilisa considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Intellicheck Mobilisa believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of Adjusted EBITDA to GAAP net income or loss is included in the enclosed schedule.

INTELLICHECK MOBILISA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

REVENUES	$3,567,137	$3,754,633	$9,244,984	$9,837,508
COST OF REVENUES	(1,326,083)	(1,358,329)	(3,253,898)	(3,396,538)
Gross profit	2,241,054	2,396,304	5,991,086	6,440,970

OPERATING EXPENSES
Selling	740,226	508,999	1,693,057	1,536,845
General and administrative	1,153,830	1,091,954	3,968,513	2,840,384
Research and development	847,294	686,132	2,236,799	2,016,703
Total operating expenses	2,741,350	2,287,085	7,898,369	6,393,932

Income (loss) from operations	(500,296)	109,219	(1,907,283)	47,038

OTHER INCOME (EXPENSE)
Interest income	19	584	76	2,414
Interest expense	(7,308)	-	(22,308)	-
Other expense	(1,864)	-	(1,864)	(1,396)
	(9,153)	584	(24,096)	1,018

Net income (loss)	$(509,449)	$109,803	$(1,931,379)	$48,056

PER SHARE INFORMATION
Net loss per common share -
Basic	$(0.02)	$0.00	$(0.07)	$0.00
Diluted	$(0.02)	$0.00	$(0.07)	$0.00

Weighted average common shares used
in computing per share amounts -
Basic	26,851,430	25,675,033	26,530,926	25,593,395
Diluted	26,851,430	26,774,305	26,530,926	26,606,397

INTELLICHECK MOBILISA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,134,491	$3,008,472
Accounts receivable, net of allowance of $2,151 and $7,486
as of September 30, 2010 and December 31, 2009, respectively	3,531,047	2,213,586
Inventory	172	43,706
Other current assets	162,310	257,531
Total current assets	4,828,020	5,523,295

PROPERTY AND EQUIPMENT, net	573,479	482,077
GOODWILL	12,308,661	12,258,661
INTANGIBLE ASSETS, net	6,731,910	7,445,234
OTHER ASSETS	73,051	48,905
Total assets	$24,515,121	$25,758,172

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$786,619	$263,901
Accrued expenses	904,644	704,659
Deferred revenue, current portion	1,662,423	1,911,022
Notes payable, current portion	190,833	386,667
Total current liabilities	3,544,519	3,266,249

OTHER LIABILITIES
Deferred revenue, long-term portion	588,434	729,449
Deferred rent	56,393	-
Notes payable, long-term portion	-	183,333
Total liabilities	4,189,346	4,179,031

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized;
26,975,296 and 26,224,560 shares issued and outstanding, respectively	26,975	26,224
Additional paid-in capital	100,337,319	99,660,057
Accumulated deficit	(80,038,519)	(78,107,140)
Total stockholders’ equity	20,325,775	21,579,141

Total liabilities and stockholders’ equity	$24,515,121	$25,758,172

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income (loss)	$(509,449)	$109,803	$(1,931,379)	$48,056

Interest expense (income), net	7,289	(584)	22,232	(2,414)
Provision for income taxes	-	-	-	-
Depreciation and amortization	285,576	255,383	851,865	708,638
Stock based compensation	142,857	153,299	372,143	419,563

Adjusted EBITDA	$(73,727)	$517,901	$(685,139)	$1,173,843